UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2005 (April 1, 2005)
King Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	0-24425	54-1684963
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

501 Fifth Street, Bristol, Tennessee	37620
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (423) 989-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Current Report on Form 8-K/A of King Pharmaceuticals, Inc. (the “Company”) amends and supplements the Current Report on Form 8-K that was filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 12, 2005 (the “April Form 8-K”).
ITEM 1.01 Entry into a Material Definitive Agreement.
On April 1, 2005, the Company entered into a Retirement and Consulting Agreement (the “Agreement”) with James R. Lattanzi, the Company’s then Chief Financial Officer. Mr. Lattanzi’s retirement was effective June 1, 2005, and was the subject of the April Form 8-K. A copy of the Agreement is attached as Exhibit 10.3 to the Company’s Form 10-Q for the quarter ended June 30, 2005 filed with the Commission on August 9, 2005, and is incorporated herein by reference. On November 4, 2005 certain provisions relating to the length of the term of the Agreement were amended, as set forth in a First Amendment to Retirement and Consulting Agreement, dated as of November 4, 2005, by and between the Company and James R. Lattanzi, a copy of which is attached hereto as Exhibit 10.2.
ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(a) Not applicable.
(b) On April 1, 2005, the Company entered into a Retirement and Consulting Agreement with James R. Lattanzi, the Company’s then Chief Financial Officer, as amended on November 4, 2005. The disclosure contained in Item 1.01 of this Current Report on Form 8-K/A regarding such Retirement and Consulting Agreement, as amended by a First Amendment to Retirement and Consulting Agreement, dated November 4, 2005, is hereby incorporated by reference into this Item 5.02.
(c) Not applicable.
(d) Not applicable.
ITEM 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit
Number	Description
10.1
Retirement and Consulting Agreement, dated as of April 1, 2005, by and between the Company and James R. Lattanzi (incorporated herein by reference to Exhibit 10.3 to the Company’s Form 10-Q for the quarter ended June 30, 2005 filed with the Securities and Exchange Commission on August 9, 2005).

10.2*	First Amendment to Retirement and Consulting Agreement, dated as of November 4, 2005, by and between the Company and James R. Lattanzi.

*	Confidential treatment requested as to certain portions, which portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

King Pharmaceuticals, Inc.
By:	/s/ Brian A. Markison

Brian A. Markison President and Chief Executive Officer

Date: November 10, 2005